UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 23, 2026

DigitalOcean Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40252	45-5207470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Edgeview Drive, Suite 425 Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip Code)

(646) 827-4366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000025 per share	DOCN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 23, 2026, DigitalOcean Holdings, Inc. (the “Company”) completed the repurchase of $471,828,000 principal amount of its outstanding 0.00% Convertible Senior Notes due 2030 (the “Existing Notes”) in separate, privately negotiated repurchase transactions with a limited number of holders of the Existing Notes (the “Holders”) for an aggregate repurchase price in cash of approximately $1.474 billion.

The repurchase was funded, together with cash on hand, with the net proceeds from the Company’s previously announced concurrent registered direct offering of 12,543,915 shares of its common stock (“Common Stock”) at a price of $117.54 per share (the “Equity Offering”). In connection with the Equity Offering, the Company entered into separate, privately negotiated share purchase agreements with the Holders.

The Equity Offering was made pursuant to a preliminary prospectus supplement, dated July 14, 2026, and filed with the Securities and Exchange Commission (the “SEC”) on July 15, 2026, a pricing term sheet, dated July 15, 2026, and filed with the SEC as a free writing prospectus on July 16, 2026, a final prospectus supplement, dated July 15, 2026, and filed with the SEC on July 17, 2026, and the base prospectus, dated March 24, 2026, filed as part of the Company’s automatic shelf registration statement (File No. 333-294563) that became effective under the Securities Act of 1933, as amended, when filed with the SEC on March 24, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2026

DigitalOcean Holdings, Inc.

By:	/s/ W. Matthew Steinfort
W. Matthew Steinfort, Chief Financial Officer